As filed with the Securities and Exchange Commission on December 13, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Teekay Tankers Ltd.
(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
Bayside House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59212
Nassau, Commonwealth of the Bahamas
(Address of principal executive offices, including zip code)
TEEKAY TANKERS LTD. 2007 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Watson, Farley & Williams (New York) LLP
Attention: Daniel C. Rodgers
100 Park Avenue, 31st Floor
New York, New York 10017
(212) 922-2200
(Name, address and telephone number, including area code, of agent for service)

Copies to:
David Matheson
Evan Reynolds
Perkins Coie LLP
1120 N.W. Couch Street, 10th Floor
Portland, Oregon 97209
(503) 727-2000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to Be	Offering Price Per	Aggregate Offering	Amount of
to Be Registered	Registered (1)	Share (2)	Price	Registration Fee
Class A Common Stock, under the Teekay Tankers Ltd. 2007 Long-Term Incentive Plan	1,000,000	$19.50	$19,500,000	$598.65

(1)	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Class A Common Stock.

(2)	Estimated as of December 12, 2007, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price is $19.50 per share, which is the initial offering price of the Class A Common Stock.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:
(a)	The Registrant’s prospectus filed on December 13, 2007, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”); and

(b)	The description of the Registrant’s Class A Common Stock contained in the Registration Statement on Form 8-A filed on December 3, 2007, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.
Item 4.   DESCRIPTION OF SECURITIES
     Not applicable.
Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
     None.
Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Marshall Islands Business Corporations Act authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.
     Our articles of incorporation also provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and offices and to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities.
Item 7.   EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
Item 8.   EXHIBITS

Exhibit Number	Description
5.1	Opinion of Watson, Farley & Williams (New York) LLP, as to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP (Independent Registered Public Accounting Firm)

23.2	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (see signature page)

99.1	Teekay Tankers Ltd. 2007 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the registration statement on Form F-1/A (Amendment No. 1) filed with the Commission on December 11, 2007)

Item 9.   UNDERTAKINGS
a.     The undersigned Registrant hereby undertakes:
          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
               (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
b.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on the 13th day of December, 2007.

TEEKAY TANKERS LTD.
By:	/s/ Bjorn Moller
Bjorn Moller, Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below authorizes Bjorn Moller and Vincent Lok, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 13th day of December, 2007.

Signature	Title

/s/ Bjorn Moller Bjorn Moller	Chief Executive Officer and Director (Principal Executive Officer)

/s/ C. Sean Day C. Sean Day	Chairman of the Board of Directors

/s/ Peter Evensen Peter Evensen	Executive Vice President, Director and Authorized Representative in the United States

/s/ Vincent Lok Vincent Lok	Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Watson, Farley & Williams (New York) LLP, as to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP (Independent Registered Public Accounting Firm)

23.2	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (see signature page)

99.1	Teekay Tankers Ltd. 2007 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the registration statement on Form F-1/A (Amendment No. 1) filed with the Commission on December 11, 2007)

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